QUEST RESOURCE CORPORATION

2008 SUPPLEMENTAL BONUS PLAN

I.	PURPOSE OF THE PLAN

Quest Resource Corporation (the “Company”) desires to reward key employees for contributions made to the profitability and overall improvement of Quest’s business operations. The purpose of the Quest Resource Corporation 2008 Supplemental Bonus Plan (the “Plan”) is to provide an additional incentive and bonus opportunity for certain key employees. These additional incentive bonus opportunities shall supplement available bonus opportunities under the Company’s Management Incentive Plan (the “MIP”) for 2008.

II.	PARTICIPATION AND DETERMINATION OF SUPPLEMENTAL BONUS PAYMENTS

Each employee set forth on Exhibit A to this Plan (an “Employee”) shall be eligible for participation in the Plan. An Employee will be eligible to receive a supplemental bonus in an amount determined by the Company’s senior management taking into account both the Company’s expected performance during 2008 and the respective Employee’s individual performance during 2008.

The maximum amount that an Employee will be eligible to receive as a supplemental bonus under the Plan, if any, will be dependent upon the Employee’s classification within the MIP (or hypothetical MIP classification if the Employee was not eligible to participate in the MIP) less the actual amount such Employee receives under the MIP, if any, for 2008. A currently projected MIP classification is set forth opposite the Employee’s name in Exhibit A, but is subject to change.

Notwithstanding anything else to the contrary:

(i)        The maximum aggregate amount of supplemental bonuses the Company may pay out to all eligible Employee’s under this Plan will be $2 million; provided, however, if Quest Midstream Partners, L.P. (“QMP”) elects not to participate in the Plan, the maximum aggregate amount of supplemental bonuses the Company may pay out to all eligible Employee’s under this Plan will be $1,350,000; and

(ii)       No Employee of QMP will be eligible to receive a supplemental bonus under this Plan unless such payments are specifically approved by the Board of Directors of QMP’s general partner.

III.	FORM OF BONUS PAYMENT

Provided an Employee is, and at all times since the effective date of this Plan has been, an employee of the Company or one of the Company’s affiliates, the Employee, if otherwise employed on each installment date, will be paid the supplemental bonus payment over four installments, such installments to be made on January 15, 2009, May 15, 2009, September 15, 2009 and December 15, 2009. To the extent an Employee’s payment under the MIP, if any, is greater than or less than originally anticipated at the time the Employee’s supplemental bonus is established, any quarterly installments made after the payment under the MIP may need to be appropriately adjusted.

IV.	AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Company.

V.	ALLOCATION OF EXPENSES

All supplemental bonus payments made under this Plan to employees of the Company shall be paid directly by the Company.

All supplemental bonus payments made under this Plan to employees of QMP or Quest Energy Partners, L.P. (“QELP”) shall be paid directly from the appropriate QMP account or QELP account, respectively, as a compensation expense charged directly to such entity. For the avoidance of doubt, QMP’s obligation to reimburse the Company for such bonus payments shall not be subject to the limitation on reimbursement set forth in Section 4.03 to the Omnibus Agreement dated December 22, 2006 by and among the Company, Quest Midstream GP, LLC, Bluestem Pipeline, LLC and QMP.

VI.	MISCELLANEOUS

A.	Tax Withholding. The Company (or an affiliate thereof) shall withhold any taxes that are required to be withheld from the benefits provided under this Plan.

B.	Applicable Law. The Plan and all rights hereunder shall be governed by the laws of the State of Oklahoma, except to the extent preempted by the laws of the United States of America.

C.

Right of Employment. Nothing contained in this Plan shall be construed to be a contract of employment for any term of years, nor as conferring upon any employee the right to continue in the employment of the Company or any affiliate thereof.

QUEST RESOURCE CORPORATION

2008 SUPPLEMENTAL BONUS PLAN

Exhibit A

Name	MIP Classification (Projected)*
Bell, Stuart D.	QRC Level II-B or Level III-A
Boecking, Curt	QRC Level II-B or Level III-A
Bolton, David	QRC Level II-A
Bruns, Joseph	QRC Level II-B or Level III-A
Collins, Jack T.	QRC Level I
Dries, Deborah	QRC Level III-B
Edwards, Clark	QRC Level II-B or Level III-A
Gonzalez, Ernie	QRC Level II-B or Level III-A
Gore, Marsha S.	QRC Level II-B or Level III-A
Johnson, Jerris	QRC Level II-B or Level III-A
Holman, Louis	QRC Level II-A
Kingery, Jay	QRC Level II-B or Level III-A
Larsh, Ritch	QRC Level II-B or Level III-A
Laswell, Gary	QRC Level II-B or Level III-A
Lopus, Tom	QRC Level II-A
Marlin, Richard	QRC Level II-A
McWilliams, Tony	QRC Level II-B or Level III-A
Phillips, Brenda	QRC Level II-B or Level III-A
Richardson, Nancy	QRC Level II-B or Level III-A
Sanders, Melissa	QRC Level II-A
Anderson, Mike	QMP Level III
Forbau, Mike	QMP Level II
Kelly, Paul	QMP Level II
Klaassen, Doug	QMP Manager
Lee, John	QMP Level II
Millan, Juan	QMP Level III
Qualls, Les	QMP Level II
Smith, Chris	QMP Manager
Wetmore, Kristie	QMP Level III
Willhite, Wayne	QMP Manager

* Subject to change.

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